Exhibit 99.1

Compass Diversified Director James Bottiglieri Announces Retirement
Westport, Conn., February 19, 2025 - Compass Diversified Holdings (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today that current director James J. Bottiglieri (“Jim”) advised the Board of Directors (the “Board”) on February 14, 2025 that he plans to retire prior to the Company’s 2025 annual shareholders meeting (the “2025 Annual Meeting”). Mr. Bottiglieri will remain on the Company’s Board and as a member of each of the Company’s Nominating and Corporate Governance Committee and Audit Committee up and until the Company’s 2025 Annual Meeting. Mr. Bottiglieri joined the Board in December of 2005. He served as the Company’s Chief Financial Officer and as an Executive Vice President of the Company’s Manager from 2005 to 2013. The Company does not currently intend to fill the Board vacancy created by Mr. Bottiglieri’s retirement.
Elias Sabo, CEO of CODI, commented: “It has been an absolute honor and privilege to work with Jim over the past 20 years. He has been a great leader, director, mentor, and friend. It is difficult to measure the many contributions Jim has made to our organization, beginning with our initial public offering in 2006. His accounting expertise and superior integrity were fundamental in establishing the groundwork we rely on today to ensure strong financial controls and provide transparency to our shareholders. On behalf of our entire organization, I want to express our sincere gratitude to Jim for his years of dedicated service and wish him all the best following his retirement.”
Larry Enterline, Board Chair, added: “I am happy for Jim to have the opportunity to enjoy a well-earned retirement. Jim is a consummate professional and has worked collaboratively during his tenure to pass along his significant institutional knowledge and assist with the development of the next generation of Board leadership. Although Jim will be missed, his retirement is the culmination of a years-long strategy to refine CODI’s Board and recruit and retain a highly capable group of leaders who are well-equipped to oversee our business and represent the interests of our shareholders.”
Jim Bottiglieri stated: “I am grateful for the opportunities I’ve been afforded during my tenure with CODI. Being able to support this unique organization through its transformational growth over the past 20 years has been a highlight of my career. At its core, CODI is an organization comprised of exceptional people and has many exciting opportunities for growth in the years ahead.”
About Compass Diversified
Since its IPO in 2006, CODI has consistently executed its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the branded consumer, industrial, healthcare, and critical outsourced services sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment and accountability. For more information, please visit compassdiversified.com.
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the expectations related to the future performance of CODI. Words such as "believes," "expects," “will,” “anticipates,” “intends,” “continue,” "projects," “potential,” “assuming,” and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions, some of which are not currently known to CODI. In addition to factors previously disclosed in CODI’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements: changes in the economy, financial markets and political environment; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); general considerations associated with the COVID-19 pandemic and its impact on the markets in which we operate; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Further information regarding CODI and factors which could affect the forward-looking statements contained herein can be found in CODI’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date they are made. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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